UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 19, 2016

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensation of Certain Officers.

On February 19, 2016, the employment of Gregor T. Young, IV, President and Chief Executive Officer of AmeriServ Trust and Financial Services Company (“ATFSC”), a wholly-owned subsidiary of AmeriServ Financial, Inc. (the “Company”), was terminated for cause under the terms of his employment agreement, dated March 22, 2010.  Mr. Young will not receive any compensation or other severance benefits in connection with the termination of his employment.

Concurrently, effective February 19, 2016, James T. Huerth, currently President and Chief Executive Officer of AmeriServ Financial Bank (the “Bank”), the wholly-owned banking subsidiary of the Company, was appointed President and Chief Executive Officer of ATFSC, and Jeffrey A. Stopko, currently President and Chief Executive Officer of the Company, was appointed President and Chief Executive Officer of the Bank in addition to his duties as President and Chief Executive Officer of the Company.

Also, on February 19, 2016, the Company and Michael D. Lynch, Senior Vice President, Chief Financial Officer and Chief Investment Officer of the Company, entered into a change in control  agreement (the “Agreement”), a form which is attached hereto as Exhibit 10.1.  The Agreement has a fixed term commencing on February 19, 2016 and ending on February 19, 2019, with automatic annual one-year renewals of the Agreement commencing on February 19, 2017, absent notice of non-renewal from either party.

In the event Mr. Lynch’s employment is terminated subsequent to a “change in control” during the term of the Agreement either by the Company for a reason other than “cause” (as defined in the Agreement) or by Mr. Lynch after the occurrence of certain specified events of “good reason” described below, the Company will pay Mr. Lynch a lump-sum cash payment, within 30 days of his termination of employment, equal to the sum of (i) one times his annual base salary then in effect (or immediately prior to any reduction resulting in a termination) and (ii) the present value of certain benefits otherwise payable under certain retirement plans had Mr. Lynch remained employed for one additional year.  In addition, Mr. Lynch will receive continuation of life, disability and medical insurance benefits for one year.  On the date of his notice of termination, all stock options held by Mr. Lynch, to the extent not immediately exercisable by their terms, would become immediately exercisable for a period ending on the earlier of their expiration date or 90 days following Mr. Lynch’s termination of employment.  Payments under the Agreement would be reduced to the extent necessary to avoid an “excess parachute payment” under Section 280G of the Internal Revenue Code.  In the event that Mr. Lynch becomes entitled to benefits under the Agreement, Mr. Lynch will be subject to a one year non-compete and non-solicitation covenant and may be required by the Company to execute a release in a form reasonably acceptable to the Company.

The specified events of “good reason” permitting Mr. Lynch to terminate employment following a change in control and receive payments or benefits under the Agreement include: (a) any material reduction in Mr. Lynch’s title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may have been increased from time to time during the term of the Agreement; (b) the assignment to Mr. Lynch of duties inconsistent with his office as existed on the day immediately prior to the date of a change in control, which results in a material negative impact to Mr. Lynch in the employment relationship; (c) any material reduction in Mr. Lynch’s annual base salary in effect on the day immediately prior to the date of the change in control; (d) any failure to continue Mr. Lynch’s participation, on substantially similar terms, in any of the Company’s incentive compensation or bonus plans in which Mr. Lynch participated immediately prior to the change in control, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to Mr. Lynch under any of such plans; (e) any failure by the Company to provide Mr. Lynch with benefits at least as favorable as those enjoyed by Mr. Lynch under any of our pension, life insurance, medical, health and accident, disability or other employee plans in which Mr. Lynch participated immediately prior to the change in control, or the taking of any action by us that would materially reduce any of such benefits in effect at the time of the change in control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or (f) any breach of any provision of the Agreement by the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Change in Control Agreement between AmeriServ Financial, Inc. and Michael D. Lynch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: February 24, 2016	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
President and Chief Executive Officer

Exhibit 10.1

AGREEMENT

THIS AGREEMENT (the “Agreement”) made the 19th day of February, 2016, by and between AMERISERV FINANCIAL, INC. (the “Company”), a Pennsylvania corporation, and Michael D. Lynch (the “Executive”).

WHEREAS, the Executive is the Senior Vice President/ Chief Financial and Investment Officer of the Company [or SUBSIDIARY, as applicable]; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interest of the Company and its shareholders to ensure that the Company [and SUBSIDIARY, if applicable] will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive’s full attention and dedication to the Company [or SUBSIDIARY, as applicable] currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations; and

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Term. This Agreement shall be for a three (3) year period commencing on the date first set forth above and shall be automatically renewed on the first and on each subsequent annual anniversary of the above day and month (“Annual Renewal Date”) for a period ending three (3) years from each Annual Renewal Date unless either party shall give written notice of non-renewal at least sixty (60) days prior to the Annual Renewal Date.

2.

Change in Control.  As used in this Agreement, Change in Control shall mean the occurrence of any of the following:

(a)

any “person” or “group” (as those terms are defined or used  in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Company representing 24.99% or more of the combined voting power of the Company’s securities then outstanding;

(b)

there occurs a merger, consolidation, share exchange, division or other reorganization involving the Company and another entity in which Company shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of the assets of the Company to another entity or other person; or

(c)

there occurs a contested proxy solicitation or solicitations of the Company’s shareholders which results in the contesting party or parties obtaining the ability to elect a majority of the members of the Board of Directors standing for election at one or more meetings of the Company’s shareholders.

3.

Triggering Events. If a Change in Control shall occur and if thereafter, at any time during the term of this Agreement there shall be:

(a)

any involuntary termination of the Executive’s employment by the Company, other than for Cause as defined in Section 4 below;

(b)

any material reduction in the Executive’s title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may be increased from time to time during the term of this Agreement;

(c)

the assignment to the Executive of duties inconsistent with the Executive’s office as such duties existed on the day immediately prior to the date of a Change in Control, which has a material negative impact to the Executive on the employment relationship;

(d)

any material reduction in the Executive’s annual base salary in effect on the day immediately prior to the date of a Change in Control;

(e)

any failure to continue the Executive’s participation, on substantially similar terms, in any incentive compensation or bonus plans of the Company in which the Executive participated immediately prior to the Change in Control, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to the Executive under any of such plans;

(f)

any failure to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any pension, life insurance, medical, health and accident, disability or other employee plans of the Company in which the Executive participated in immediately prior to the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or

(g)

any breach of any provision of this Agreement by the Company;

then, within ninety (90) days of the occurrence of any such event, the Executive may resign from employment by a notice in writing (“Notice of Termination”) delivered to the Company, whereupon he will become entitled to the payments and benefits described in Section 5, provided, however, that the Company shall be given thirty (30) days from the date it receives the Notice of Termination to remedy such event (except in the case of an involuntary termination of employment pursuant to Section 3(a)). In the case of a termination described in Section 3(a), the Executive shall confirm his involuntary termination, in writing, within ninety (90) days of the date of such termination, and such confirmation will be deemed a Notice of Termination. Notwithstanding the foregoing, any amounts payable upon a termination for any of the events set forth in Sections 3(b) through (g) shall be paid only if the Executive actually terminates employment within two (2) years following the initial existence of such event(s).

4.

Termination of Executive for Cause. The Company [or the SUBSIDIARY, if applicable] shall have the right at any time to terminate the Executive’s employment for Cause. In such event, the Company shall give prompt notice to the Executive, specifying in reasonable detail the basis for such termination. For purposes of this Agreement, “Cause” shall mean the following conduct of the Executive:

(a)

material breach of any provision of this Agreement, which breach Executive shall have failed to cure within thirty (30) days after Employee’s receipt of written notice from the Company specifying the specific nature of the Executive’s breach;

(b)

willful misconduct of Executive that is materially adverse to the best interests, monetary or otherwise, of the Company; or

(c)

conviction, or the entering of a plea of guilty or nolo contendere, of a felony or of any crime involving moral turpitude, fraud or deceit.

5.

Compensation and Benefits. Upon the occurrence of an event set forth in Section 3 hereof and the delivery of a Notice of Termination to the Company pursuant to Section 3 hereof, the Executive shall be entitled to receive the compensation and benefits set forth below:

(a)

a lump sum cash payment, within thirty (30) days of the Executive’s termination of employment,  in an amount equal to one (1) times the Executive’s base salary then in effect (or immediately prior to any reduction resulting in a termination under Section 3(d));

(b)

a lump sum cash payment, within thirty (30) days of the Executive’s termination of employment, equal to the present value (determined based upon 120% of the then prevailing monthly short-term applicable federal rate) of the excess of (i) the aggregate retirement benefits the Executive would have received under the terms of each and every retirement plan of the Company, supplemental executive retirement plan (including deferred profit sharing plan), or other plan in effect during the term of this Agreement designed to supplement payments made under such employee retirement plan, as in effect immediately prior to the date of termination (collectively, the “Retirement Plans”) had the Executive (A) continued to be employed for one (1) more year, and (B) received (on a pro- rated basis, as appropriate) the greater of (I) the highest compensation taken into account under each such plan with respect to one of the two years immediately preceding the year in which the date of termination occurs, or (II) the Executive’s annualized base compensation in effect immediately prior to the date of termination (or prior to any reduction which entitled the Executive to terminate his employment for the events set forth in Sections 3(b) through (g)), over (ii) the retirement benefits he actually receives under the Retirement Plans;

(c)

for a period of one (1) year from the date of termination of employment, the Executive shall be provided with life, disability, and medical insurance benefits at levels equivalent to the highest levels in effect for the Executive during any one of the three (3) calendar years preceding the year in which the notice of termination is delivered, or to the extent such benefits cannot be provided under a plan because the Executive is no longer an employee of the Company, a lump sum cash payment equal to the after tax cost (estimated in good faith by the Company) of obtaining such benefits, or substantially similar benefits, shall be made to the Executive within thirty (30) days of termination of employment; and

(d)

on the date of the Notice of Termination, all options held by the Executive to acquire common stock of the Company, to the extent not immediately exercisable by their terms, shall become immediately exercisable, and such options shall be exercisable by the Executive at any time prior to the earlier of the expiration date(s) of such stock options or the date which is ninety (90) days after the Executive’s termination of employment with the Company.

Nothing herein shall be deemed to reduce or eliminate the Company’s obligation to provide COBRA coverage to the Executive.

(e)

Notwithstanding anything in this Section 5 or elsewhere in this Agreement to the contrary, in the event the payments and benefits payable hereunder to or on behalf of the Executive, when added to all other amounts and benefits payable to or on behalf of the Executive, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the amounts and benefits payable hereunder shall be reduced to such extent as may be necessary to avoid such imposition. The benefits provide under Section 5(b) shall be reduced to satisfy the requirements of this Subsection and to the extent such benefits are insufficient to satisfy the requirements of this Subsection, the benefits provide under Section 5(a) shall be reduced. All calculations required to be made under this Subsection will be made by the Company’s independent public accountants, subject to the right of Executive’s representative to review the same.  The parties recognize that the actual implementation of the provisions of this Subsection are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

(f)

The obligation to make payments and provide benefits under this Section shall primarily be those of the Executive’s employer as of the date of his or her termination of employment. In the event the employer is not the Company [or SUBSIDIARY, if applicable], the Company will cause such employer to make required payments and provide required benefits. To the extent the Company fails or is unable to do so, it shall make such payments and provide such benefits.

(g)

Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with applicable law, including 12 U.S.C. § 1828(k) and FDIC Regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

6.

Non-Competition, Non-Solicitation Restriction.

(a)

In the event the Executive becomes entitled to the benefits under Section 5, the Executive hereby agrees and covenants that for a period of 12 months from the Executive’s effective date of termination of employment, he or she shall not:

(i)

work directly or indirectly for or on behalf of another bank that offers products or services similar or equivalent to those offered by the Company in the geographic area in which the Company or its affiliates are conducting such business as of the date of termination of Executive’s employment;

(ii)

engage in any business in which the Company is engaged at the date of termination with, or solicit the sale of any financial service or product relating to the business to, any customer or client of the Company or its affiliates; and

(iii)

directly or indirectly solicit, for employment or business relationship purposes, employees of the Company or its affiliate as of the date of his termination of employment.

(b)

The Executive hereby acknowledges and agrees that the covenants and restrictions in this Section of this Agreement are necessary to protect the legitimate business interests of the Company, including, without limitation, customer information and goodwill, and considers the restrictions to be reasonable for such purpose. The Executive acknowledges that any breach by the Executive of the obligations set forth in this Section would substantially and materially impair and irreparably harm the Company’s business and good will; that such impairment and harm would be difficult to measure; and, therefore, total compensation in solely monetary terms would be inadequate. Consequently, in the event of any breach or any threatened breach by the Executive of any of the provisions of this Section, the Executive’s right to payments and benefits under Section 5 shall immediately terminate and the Company shall be entitled to recover any payments or benefits made following the commencement of the prohibited conduct, but before discovery of the same.

(c)

The Executive agrees that the Company, in addition to monetary damages or such other remedies which may be available, shall be entitled to specific performance and other equitable relief, including temporary or permanent restraining orders and/or other injunctive relief without the necessity of proving actual damages and/or posting a bond, as well as any equitable accounting of all earnings, profits or other benefits arising from any violation hereof, and to the payment by the Executive of all costs and expenses incurred by the Company in enforcing the provisions thereof against the Executive, including attorneys’ fees incurred by the Company. The existence of any claims or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such obligations.

7.

Employment at Will. This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and, subject to the provisions of any other agreement between the Executive and the Company, the Executive shall remain an employee at will and nothing herein shall confer upon the Executive any right to continued employment and shall not affect the right of the Company to terminate the Executive for any reason not prohibited by law; provided, however, that any such removal shall be without prejudice to any rights the Executive may have to compensation and benefits as provided for in Section 5 hereof.

8.

Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall require any successor to expressly acknowledge and assume its obligation hereunder. This Agreement shall inure to the extent provided hereunder to the benefit of and be enforceable by the Executive or his/her legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Executive may not delegate any of his/her duties, responsibilities, obligations or positions hereunder to any person and any such purported delegation by him/her shall be void and of no force and effect.

9.

Prior Termination. Anything in this Agreement to the contrary notwithstanding, if the Executive’s employment with the Company is terminated prior to the date on which a Change in Control occurs either (a) by the Company or the Company other than for Cause or (b) by the Executive for any one of the reasons set forth in Section 3 hereof, and it is reasonably demonstrated that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or anticipation of the Change in Control, then for all purposes of this Agreement the termination shall deemed to have occurred upon a Change in Control and the Executive will be entitled to the compensation and benefits provided for in Section 5 hereof.

10.

Release. The Executive hereby acknowledges and agrees that prior to the occurrence of the Executive’s or his dependent’s right to receive from the Company or any of its representatives or agents any compensation or benefit to be paid or provided to him or his dependents pursuant to Section 5 of this Agreement, the Executive may be required by the Company, in its sole discretion, to execute a release in a form reasonably acceptable to the Company, which releases any and all claims the Executive has or may have against the Company or its subsidiaries, agents, officers, directors, successors or assigns.

11.

Applicable Law. Except to the extent preempted by federal law, this Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania, without regard to conflict of law provisions.

12.

Effective Date; Termination of Prior Agreements. This Agreement shall become effective immediately upon the execution and delivery of the same by the parties hereto. Upon the execution and delivery of this Agreement, any prior agreement between the Executive and the Company or any predecessor entity acquired by or merged into the Company relating to the subject matter hereof shall be deemed automatically terminated and be of no further force or effect.

13.

Counterparts. This Agreement may be executed in separate counterparts (including by facsimile signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

14.

Waiver. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer of the Company specifically designated by the Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

15.

Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

16.

Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested -- in the case of the Executive, to his residence address as set forth below, and in the case of the Company, to the address of its principal place of business, in care of the Board -- or to such other person or at such other address with respect to each party as such party shall notify the other in writing.

17.

Headings. The headings of the sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

18.

Attorney’s Fees. In the event a legal action is brought by the Executive to obtain or enforce any right or benefit provided by this Agreement and to the extent the Executive is the prevailing party in such action, he or she shall be entitled to reasonable legal fees and costs incurred as a result of such action.

19.

Application of Code Section 409A.

(a)

Notwithstanding anything in this Agreement to the contrary, the receipt of any benefits under this Agreement as a result of a termination of employment shall be subject to satisfaction of the condition precedent that Employee undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto.  In addition, if Employee is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of Employee’s “separation from service” (as such term is defined in Treas. Reg. § 1.409A-1(h)), or (ii) the date of Employee’s death (the “Delay Period”).  Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Employee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.  To the extent that the foregoing applies to the provision of any ongoing welfare benefits to Employee that would not be required to be delayed if the premiums therefore were paid by Employee, Employee shall pay the full costs of premiums for such welfare benefits during the Delay Period and the Company shall pay Employee an amount equal to the amount of such premiums paid by Employee during the Delay Period within ten (10) days after the conclusion of such Delay Period.

(b)

Except as otherwise expressly provided herein, to the extent any expense reimbursement or other in-kind benefit is determined to be subject to Code Section 409A, the amount of any such expenses eligible for reimbursement or in-kind benefits in one calendar year shall not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year (except under any lifetime limit applicable to expenses for medical care), in no event shall any expenses be reimbursed or in-kind benefits be provided after the last day of the calendar year following the calendar year in which Employee incurred such expenses or received such benefits, and in no event shall any right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit.

(c)

Any payments made pursuant to Section 5, to the extent of payments made from the date of termination through March 15th of the calendar year following such date, are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) and thus payable pursuant to the “short-term deferral” rule set forth in Treas. Reg. §1.409A-1(b)(4); to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision.  Notwithstanding the foregoing, if Employer determines that any other payments hereunder fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), the payment of such benefit shall be delayed to the minimum extent necessary so that such payments are not subject to the provisions of Code Section 409A(a)(1).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AMERISERV FINANCIAL, INC.

By: /s/Jeffrey A. Stopko

Jeffery A. Stopko

President and CEO

EXECUTIVE

By: /s/Michael D. Lynch

Michael D. Lynch